UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2014

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On May 5, 2014, Select Medical Holdings Corporation (“Holdings”) entered into a Stock Purchase Agreement (the “Agreement”) with Welsh, Carson, Anderson & Stowe IX, L.P. and WCAS Capital Partners IV, L.P. (together, “Welsh Carson”) providing for Holdings to repurchase 1,285,714 shares of its common stock at a price of $14.00 per share for an aggregate purchase price of $17,999,996.  The closing of the transactions under the Agreement is scheduled to occur two business days after the date on which Welsh Carson has been advised by Holdings’ transfer agent that the relevant share certificates have been received by the transfer agent.  Following the consummation of the transactions contemplated by the Agreement, Welsh Carson and their affiliate, WCAS Management Corporation (together, the “Welsh Carson Affiliates”) will continue to own a significant number of shares of Holdings’ common stock.  Two of Holdings’ directors, Russell L. Carson and Thomas A. Scully, are general partners of the Welsh Carson Affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: May 8, 2014	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary